Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 333-37403, No. 333-72827, No. 333-88263, No. 333-91007, No. 333-91091, No.
333-34070 and No. 333-58216) on Form S-3 of Synovus Financial Corp. of our report dated January 16, 2002, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the Synovus Financial Corp. Annual Report on Form 10-K for the year 2001.

Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

/s/KPMG

Atlanta, Georgia
March 20, 2002

                          Independent Auditors' Consent



We consent to incorporation by reference in the Registration Statements (No. 33-56614, No. 2-93472, No. 2-94639, No. 33-79518, No. 33-89782, No. 33-90630,
No. 33-90632, No. 33-91690, No. 33-60473, No. 33-60475, No. 333-30937, No.
333-62709, No. 333-88087, No. 333-38232, No. 333-40368, No. 333-55748, and No.
333-74816) on Form S-8 of Synovus Financial Corp. of our report dated January 16, 2002, relating to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the Synovus Financial Corp. Annual Report on Form 10-K for the year 2001.

Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

/s/KPMG

Atlanta, Georgia
March 20, 2002